UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2011

ANOTEROS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2445 Fifth Ave. Suite 440 San Diego, CA 92101
(Address of principal executive offices)
619-239-2900
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 29, 2011, Anoteros, Inc. (“Anoteros” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with COA Holdings, Inc., a Nevada corporation (“COAH”), Antero Payment Solutions, Inc., a Nevada corporation and wholly-owned subsidiary of Anoteros (“Merger Sub”), and certain Major Shareholders of COAH (the “Major Shareholders”) whereby Anoteros will acquire COAH through the Merger of COAH with and into Merger Sub (the “Merger”) with Merger Sub being the surviving corporation, and the business of COAH continuing through Merger Sub, under the name Antero Payment Solutions, Inc., as a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, the Company will acquire all of the outstanding equity interest of COAH, a private company for not more that 50,000,000 restricted shares of the Company.

The Merger has been approved by the board of directors of both Anoteros and COAH.  The transaction is subject to certain approvals and satisfaction of customary closing and other conditions.  Anoteros expects the Merger to close in April 2011.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.01 to this current report on Form 8-K (this “Report”) and the information contained therein is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)      Exhibits

Exhibit
Number	Description of Exhibit
2.01	Agreement and Plan of Merger dated March 29, 2011 by and among Anoteros, Inc., COA Holdings, Inc., Antero Payment Solutions, Inc. and certain Major Shareholders.*

__________________

*  Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Anoteros hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Anoteros, Inc.

Dated: March 30, 2011

/s/ George G. Chachas

By: George G. Chachas

Its:  President

EXHIBIT INDEX

Exhibit
Number	Exhibit
2.01	Agreement and Plan of Merger dated March 29, 2011 by and among Anoteros, Inc., COA Holdings, Inc., Antero Payment Solutions, Inc. and certain Major Shareholders.*